EXHIBIT 3.1

AMENDED
CERTIFICATE OF INCORPORATION
OF
HARRAH’S ENTERTAINMENT, INC.

ARTICLE I.
NAME OF THE CORPORATION

     The name of the corporation (the “Corporation”) is: Harrah’s Entertainment, Inc.

ARTICLE II.
REGISTERED OFFICE; REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is: 2711 Centerville Road, Suite 400, Wilmington, New Castle County, DE 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III.
PURPOSE

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

     ARTICLE IV.
CAPITAL STOCK

     Section 4.1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is (a) 120,000,020 shares of stock, consisting of 20 shares of Voting Common Stock, par value $.01 per share (the “Voting Common Stock”), and 80,000,000 shares of Non-Voting Common Stock, par value $.01 per share (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”) and (b) 40,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).

     Section 4.2. Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding) and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions. Notwithstanding the foregoing, the rights of each holder of Preferred Stock shall be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to the Corporation and such holder at that time.

     Section 4.3. Common Stock.

     (a) Economic Interest. Except as provided in this Section 4.3, the Voting Common Stock shall have no economic rights or privileges, including rights in liquidation.

     (b) Dividends. The holders of Voting Common Stock shall have no right to receive dividends or any other distributions. Subject to the rights of holders of Preferred Stock, when, as and if dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of Non-Voting Common Stock shall be entitled to share equally, share for share, in such dividends.

     (c) Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Non-Voting Common Stock shall receive a pro rata distribution of any remaining assets after payment of or provision for liabilities and the liquidation preference on Preferred Stock, if any.

     (d) Voting Rights. The holders of Voting Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and except as otherwise required by the DGCL, the holders of the Non-Voting Common Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation (including, without limitation, any election or removal of the directors of the Corporation) and the Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

     (e) Consideration for Shares. The Common Stock and Preferred Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.

     (f) Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

     (g) Cumulative Voting for Directors. No stockholder of the Corporation shall be entitled to cumulative voting of his shares for the election of directors.

     (h) Preemptive Rights. No stockholder of the Corporation shall have any preemptive rights.

     (i) Conversion. If there shall be an Initial Public Offering (as defined below) of the Company, if every holder of Non-Voting Common Stock shall beneficially own less than 5% of shares of Common Stock and Preferred Stock, on a combined basis, then the shares of Voting Common Stock outstanding at such time shall be redeemed at the subscription price of such shares, and the shares of Non-Voting Common Stock outstanding at such time shall automatically be designated, without cost, as “Common Stock” and shall be entitled to the rights such shares had prior to such designation plus shall have the voting rights described in this Certificate with respect to Voting Common Stock (including, without limitation, as set forth in Section 4.3(d) of this Article IV and in Article VI). Notwithstanding the foregoing, the rights of each holder of Non-Voting Common Stock to be designated as “Common Stock” pursuant to the prior sentence shall be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to the Corporation and such holder at that time.

                     “Initial Public Offering” means the Corporation’s first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and in which the shares of Common Stock are listed on the New York Stock Exchange, the NASDAQ Stock Market or another internationally recognized stock exchange.

     ARTICLE V.
REGULATORY MATTERS

     Notwithstanding anything to the contrary contained in this certificate of formation (this “Certificate”) of the Corporation, this Certificate shall be deemed to include all provisions required by the Casino Control Act, N.J.S.A. 5:12-1 et seq., as amended and as may hereafter be amended from time to time (the “Casino Control Act”) and to the extent that anything contained herein or in the operating agreement of the Corporation is inconsistent with the Casino Control Act, the provisions of such Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be stated in this certificate, are herewith incorporated by reference.

     This Certificate shall be generally subject to the provisions of the Casino Control Act and the rules and regulations of the New Jersey Casino Control Commission (the “Commission”) promulgated thereunder. Specifically, and in accordance with the provisions of Section 82(d)(7) of the Casino Control Act, N.J.S.A. 5:12-82(d)(7), the Commission shall have the right of prior approval with regard to transfers of membership interests and other interests in the Corporation and any membership interests in the Corporation are held subject to the condition that if a holder thereof is found to be disqualified by the Commission pursuant to the provisions of the Casino Control Act, such holder will dispose of his interest in the Corporation; provided, however, that, notwithstanding any other provision of law to the contrary, nothing herein contained shall be deemed to require a certificate evidencing that any interest in the Corporation bear any legend to this effect. Specifically, and in accordance with the provisions of Section 82(d)(8) of the Casino Control Act, N.J.S.A. 5:12-82(d)(8), the Corporation shall have the absolute right to repurchase, at the market price or the purchase price, whichever is less, any membership interest or other interest in the Corporation, in the event that the Commission disapproves a transfer of such interest in accordance with the provisions of the Casino Control

Act. Disqualified holders shall not be entitled (i) to receive any distributions or interest upon any membership interests and other interests in the Corporation; (ii) to exercise, directly or through any trustee or nominee, any right conferred by membership interests and other interests in the Corporation; or (iii) to receive any remuneration in any form from the Corporation for services rendered or otherwise.

     ARTICLE VI.
MEETINGS; BOOKS AND RECORDS

     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. Any action to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Voting Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Voting Common Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation.

     The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE VII.
AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII.
BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, the By-Laws of the Corporation may be made, altered, amended or repealed by the stockholders or by a majority of the entire board of directors of the Corporation (the “Board”).

ARTICLE IX.
ELECTIONS

     Unless and except to the extent that the By-Laws of the Corporation shall so require, elections of directors need not be by written ballot.

     ARTICLE X.
INDEMNIFICATION; EXCULPATION

     (a) Right to Indemnification. The Corporation shall indemnify and hold harmless to the fullest extent permitted under and in accordance with the laws of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter a “proceeding”) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.

     (b) The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged proceeding in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expenses and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974), reasonably incurred or suffered by such person in connection with the defense or settlement of such proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board; provided, further, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) Right of Claimant to Bring Suit. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such proceeding (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the proceeding or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

     (e) Non-Exclusivity of Rights. The indemnification and other rights set forth in this Article X shall not be exclusive of any provisions with respect thereto in any statute, provision of the Certificate of Incorporation, the By-Laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

     (f) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

     (g) Amendment. Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate inconsistent with Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article X if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

     (h) Exculpation. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

          (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (iii) under Section 174 of the DGCL; or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE XI.
NO CONFLICT

     Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniarily or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). Any Related Person may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation; provided that the fact that person is a Related Person is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken; and any director of the Corporation who is also a Related Person may be counted in determining the existence of a quorum at any meeting of the board of directors during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such person is also a director or officer of such subsidiary or affiliated corporation.

     Any contract, transaction or act of the Corporation or of the directors that is ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

     Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, employee, managing director or other affiliate of either Apollo Management VI, L.P., on behalf of its investment funds (“Apollo”), and/or TPG Capital, L.P. (“TPG”) or any of their respective affiliates (collectively, the “Managers”) and (y) the Managers and their affiliates, may, and shall have no duty not to, in each case on behalf of the Managers or their affiliates (the persons and entities in clauses (x) and (y), each a “Covered Manager Person”), (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Managers or their affiliates, and waives any claim against a Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

     In the event that a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person, in his or her Apollo-related capacity or TPG-related capacity, as the case may be, or Apollo or TPG, as the case may be, or its affiliates and (y) the Corporation, the Covered Manager Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim, that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns, or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation, provided, however, in each case, that any corporate opportunity which is expressly offered to a Covered Manager Person in writing solely in his or her capacity as an officer or director of the Corporation shall belong to the Corporation.

     Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

     This Article XI may not be amended, modified or repealed without the prior written consent of each of the Managers.